EXHIBIT 10.2

                        NATIONAL PRESTO INDUSTRIES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                      UNDER
                             1988 STOCK OPTION PLAN

Date of grant:

Name of optionee:

Total shares purchasable under this Option:

Option price:
Option expiration date:

Such option to purchase the first 250 of such shares is exercisable from _______ through _____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.

Such option to purchase the next 250 of such shares is exercisable from ________ through ____________.


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         NATIONAL PRESTO INDUSTRIES, INC. (the "Company") hereby grants to the above Optionee (the "Optionee"), pursuant to the Company's 1988 Stock Option Plan (the "Plan") for officers and key employees of the company and any affiliates, a copy of which is appended hereto and made a part hereof, the above-described incentive stock option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") at the price set forth above, on the terms and conditions set forth in the Plan and in this Agreement, except to the extent that any provision of this Agreement is inconsistent with the provisions of the Plan in which case the provisions of the Plan shall govern. All terms defined in the Plan are used herein as therein defined.

         1. The Option shall vest and become exercisable in ten equal installments to the extent and on the dates set forth above, if the Optionee is an employee of the Company or any of its affiliates on such date or on such earlier date or dates as may hereafter be designated by the Committee. The Option shall vest and become exercisable in full at the earliest of the following times if the Optionee is an employee of the Company or any of its affiliates at such time: (i) the Optionee's normal retirement date pursuant to the retirement plan of the Company or its affiliate applicable to the Optionee,
(ii) the Optionee's death or disability, or (iii) nine years from the date hereof.

         2. The Option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void 30 days after the Optionee ceases to be an employee of the Company of any of its affiliates (whether by resignation, retirement, dismissal, or otherwise), except that, in the event the Optionee's employment is terminated as a result of disability (as defined in the Plan), death, or retirement at or after normal retirement age under the Company's pension plan, the Optionee or his legal representative shall be entitled to exercise the Option within 60 days after the date of such disability, death, or retirement, but in no event after the expiration date set forth above. Notwithstanding the foregoing, the Option may in no event be exercised by anyone to any extent in the event of a voluntary dissolution, liquidation, or winding up of the affairs of the Company, after the close of business on the later of (i) the date of the twentieth day after the mailing of written notice of such dissolution, liquidation, or winding up, and (ii) the record date for determination of holders of Common Stock entitled to participate therein.

         3. The Option is exercised by delivering the attached form or such other form as hereinafter prescribed by the Committee (the "Exercise Notice"), to the office of the Secretary of the Company at Eau Claire, Wisconsin, specifying the number of shares of the Company's common stock being purchased by exercising the Option (the "Purchased Shares") and the method of payment. Each Exercise Notice shall be accompanied by payment in full of the purchase price of such shares, the amount of federal, state, and local tax which the company is required by law or believes appropriate to withhold, and the cost of any applicable state or federal


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documentary tax stamps. Payment of such amounts may be made by any of the following methods as the Optionee may elect:

                  (a) cashier's or certified check for such amounts, or

                  (b) delivery to the Company with the Exercise Notice shares of the Company's Common Stock which have been held by the Optionee for at least six months having a fair market value as of the date the Company receives the Exercise Notice equal to such amounts due from the Optionee, provided that, if the Optionee is, at the time the Option is exercised, subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Optionee may only utilize the method of payment set forth in paragraph 3(b) during the period beginning on the third business day and ending on the twelfth business day following the release of the Company's quarterly earnings if, in each case, the Optionee would be subject to liability under said Section 16(b) by reason of exercising the Option in a manner contrary to the provisions of this proviso. The Committee may, in its sole discretion, determine any other form of payment which it will accept.

         4. The Option shall, during the Optionee's lifetime, be exercisable only by him, and neither the Option nor any right hereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution, or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company may terminate this Agreement by notice to the Optionee and this Agreement and the Option shall thereupon become null and void.

         5. Neither the granting of the Option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue as an officer or in the employment of the Company or any of its affiliates, or as interfering with or restricting in any way the right of such corporations to terminate such office or employment at any time.

         6. Neither the Optionee nor any person entitled to exercise his rights in the event of his death or disability, shall have any of the rights of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon exercise of the Option as provided for herein.

         7. The Company is relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer of any shares of Common Stock subject to the option which results from the inability of the Company to obtain, or any delay in obtaining, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Common Stock of the Company in


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satisfaction of the Option as counsel for the Company deems necessary for the lawful issuance or transfer of any such shares.

         8. No Common Stock acquired by exercise of the Option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

         9. The Option shall be exercised in accordance with such administrative regulations as the Committee may from time to time adopt. All decisions of the Committee, upon any question arising under the Plan or under this instrument, shall be conclusive and binding upon the Optionee and all other persons.


                                    NATIONAL PRESTO INDUSTRIES, INC.

                                    By   /s/ James F. Bartl
                                    Its  Secretary

The foregoing terms and conditions are hereby accepted and agreed upon and receipt of a copy of the Plan is hereby acknowledged.


                              ---------------------
                                   (Signature)